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                                                                    Exhibit (a6)
                               AMENDMENT NO. 5 TO
                            THE DECLARATION OF TRUST

     AMENDMENT NO. 5 to the Declaration of Trust dated October 30, 1996 made at Boston, Massachusetts as of this 7th day of November, 2002.

     WHEREAS, Section 10.4 of the Declaration of Trust dated October 30, 1996 (the "Declaration") of Merrimac Master Portfolio (the "Trust") provides that the Declaration may be amended at any time by an instrument in writing signed by a majority of Trustees of the Trust without the vote of the Holders of interest in the Trust so long as such amendment does not affect the rights of such Holders to vote on the items enumerated in Section 10.4;

     WHEREAS, Section 6.1 of the Declaration of the Trust provides that the Trustees of the Trust may authorize the establishment and designation of additional Series of interests in the Trust; and

     WHEREAS, the Trustees desire to establish an additional Series of Interests to be identified as "Merrimac Prime Portfolio."

     NOW, THEREFORE, the Trustees hereby state that:

     1. Section 6.2 of the Declaration and all other appropriate references in the Declaration are amended to designate and establish a new Series of Interests (in addition to the Merrimac Cash Portfolio, the Merrimac Treasury Portfolio, the Merrimac Treasury Plus Portfolio, the Merrimac U.S. Government Portfolio and the Merrimac Municipal Portfolio heretofore established and designated) to be known as the Merrimac Prime Portfolio, effective as of this date, such new Series to have the relative rights and preferences set forth in Article VI of the Declaration.

     2. Schedule A of the Declaration, as heretofore in effect, is amended to read as follows:

                                   SCHEDULE A
                            MERRIMAC MASTER PORTFOLIO
                                     SERIES

                             Merrimac Cash Portfolio
                           Merrimac Treasury Portfolio
                        Merrimac Treasury Plus Portfolio
                       Merrimac U.S. Government Portfolio
                          Merrimac Municipal Portfolio
                            Merrimac Prime Portfolio

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal for themselves and their assigns, as of this 7th day of November, 2002.


/s/Edward F. Hines, Jr.
------------------------------------
Edward F. Hines, Jr.


/s/Francis J. Gaul, Jr.
------------------------------------
Francis J. Gaul, Jr.


/s/Thomas E. Sinton
------------------------------------
Thomas E. Sinton


/s/Kevein J. Sheehan
------------------------------------
Kevin J. Sheehan